Exhibit 99.1

NEWS RELEASE	AUGUST 22, 2013
OTC: QB WSHE	For Immediate Release

NOTICE OF INTENTION TO THE SHAREHOLDERS OF E-DEBIT GLOBAL CORPORATION TO HOLD SPECIAL SHAREHOLDERS MEETING

Calgary, Alberta – The Officers and Directors are giving notice to the E-Debit Global Corporation shareholders of its intention to hold a “Special Shareholder Meeting”

Overview:

“Discussions, enquiries and advice has been and is continuing to be reviewed with our Securities Legal counsel related to the date and procedures pertaining to the holding of a “Special E-Debit Global Corporation Inc. Shareholder meeting” in regards to the current and ongoing re-organization of the company and its subsidiaries” advises Doug Mac Donald, E-Debit’s President and CEO.”

“We are in the process of making additional strategic changes related to all aspects of the Company which will solidify our efforts to bring both administrative and financial stability to E-Debit Global Corporation.   Further advice will be immediately forthcoming as a result of recent industry developments outlining the issues to be presented to the Shareholders in addition to this past year’s reorganizational efforts and the implementation of a go-forward outline of imminent and pending changes” added Mr. Mac Donald.

About E-Debit Global Corporation
E-Debit Global Corporation (WSHE) is a financial holding company in Canada.  The Company through subsidiary development has established a significant presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and E-Commerce Transaction security and payment.  E-Debit maintains and services a national ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

•	CAPITALIZATION: 10,000,000,000 COMMON SHARES WITH NO PAR VALUE
•	SHARES ISSUED: Common 320,046,834
•	: Voting Preferred – 81,518,410
•	For further details, please refer to WSHE website
•	WSHE Symbol OTCQB
•	Transfer Agent: Holladay Stock Transfer Inc.
•	2939 North 67th Place
•	Scottsdale, Arizona 85251

DISCLAIMER
Forward-Looking Statements: This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the Company’s ability to exploit the payment platform and other assets and execute on its strategy to develop and issue new and enhanced payment products and services and increase the Company’s revenues from such products and services.

For further information, please contact

E-Debit Global Corporation
e-mail: sonjad@edebitglobal.com
Telephone: 1 (403)290-0264
www.edebitglobal.com